UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2011

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-31157	23-2507402
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices)  (Zip Code)

(610) 646-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of Innovative Solutions and Support, Inc. (the “Company”) was held on April 21, 2011.  At the Annual Meeting, the Company’s shareholders approved four proposals.  The proposals below are described in the Company’s definitive proxy statement, dated January 27, 2011, for its Annual Meeting. The results are as follows:

Proposal 1: The Election of One Class I Director and Two Class II Directors to the Board of Directors

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

Class I Director
Robert A. Mionis	7,197,744	0	537,975	6,322,988

Class II Directors
Glen R. Bressner	7,197,644	0	538,075	6,322,988
Robert E. Mittelstaedt, Jr.	7,197,094	0	538,625	6,322,988

Proposal 2:  Non-Binding Advisory Vote on the Frequency of the Advisory Vote on Compensation of the Company’s Named Executive Officers

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
2,418,940	25,060	5,095,534	0	6,519,173

Based on these results, the Company’s Board of Directors determined to hold a non-binding advisory vote on the compensation of the Company’s named executive officers once every three years until the next frequency vote.  A frequency vote is required to be held at least once every six years.

Proposal 3:  Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,005,854	2,554,177	175,688	6,322,988

Proposal 4:  Ratification of the Appointment of Deloitte & Touche, LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2011

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,621,332	328,603	108,772	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date: April 27, 2011	By:	/s/ Ronald C. Albrecht
Ronald C. Albrecht
Chief Financial Officer